Exhibit 4.2

SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of February 19, 2004, among PLAYTEX PRODUCTS, INC., a Delaware corporation (“Playtex” or “Company”), PLAYTEX MANUFACTURING, INC., a Delaware corporation (“PMI”), PLAYTEX SALES & SERVICES, INC., a Delaware corporation (“PSSI”), PLAYTEX INVESTMENT CORP., a Delaware corporation (“PIC”), TH MARKETING CORP., a Delaware corporation (“THMC”), PLAYTEX INTERNATIONAL CORP., a Delaware corporation (“PINT”), SUN PHARMACEUTICALS CORP., a Delaware corporation (“SPC”), SMILE-TOTE, INC., a California corporation (“STC”), CAREWELL INDUSTRIES, INC., a New York corporation (“CII”), PERSONAL CARE HOLDINGS, INC., a Delaware corporation, (“PCHI”), and PERSONAL CARE GROUP, INC., a Delaware corporation (“PCGI”) (Playtex, PMI, PSSI, PIC, THMC, PINT, SPC, STC, CII, PCHI and PCGI are sometimes collectively referred to herein as “Grantors” and individually as a “Grantor”), and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, in its capacity as trustee (in such capacity, together with its successors and assigns, the “Trustee”) for the benefit of holders of Notes (as defined below) (the “Secured Parties”).

W I T N E S S T H:

WHEREAS, pursuant to the Indenture, dated as of the date hereof (as from time to time amended, restated, supplemented or otherwise modified, the “Indenture”), by and among the Company), the Persons named therein as Guarantors and the Trustee, the Company intends to issue 8% Senior Secured Notes due 2011 (the “Notes”) and the Guarantors intend to guarantee payment of the Notes and all other Note Obligations (as defined in the Indenture);

WHEREAS, Grantors have agreed to grant a continuing Lien on the Collateral (as hereinafter defined) to secure the Notes and Note Obligations and such Lien is intended to be a first lien on the Note First Lien Collateral (as defined in the Indenture) and a second lien on the Collateral, except for Note First Lien Collateral, and the Lien granted to the Agent (as defined below) under the Credit Security Agreement (as defined below) is intended to be a first lien on the Collateral (other than Note First Lien Collateral) and a second lien on the Note First Lien Collateral, in each case, in accordance with the Intercreditor Provisions of the Indenture (as defined below);

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                       DEFINED TERMS.

(a)                                  All capitalized terms used but not otherwise defined herein have the meanings given to them in the Indenture.  All other terms contained in this Security Agreement, unless the context indicates otherwise, have the meanings provided for by the Code (as defined below) to the extent the same are used or defined therein.

(b)                                 The following terms shall have the following meanings:

“Account Debtor” means any Person who may become obligated to the Company or any Guarantor under, with respect to, or on account of, an Account, Chattel Paper or General Intangibles (including a payment intangible).

“Agent” means (i) initially General Electric Capital Corporation in its capacity as Agent for itself and the Lenders (as defined in Credit Agreement) and (ii) the Credit Agreement Agent under any other Credit Agreement.

“Code” means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, that to the extent that the Code is used to define any term herein and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided, further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Trustee’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Copyright License” means any and all rights now owned or hereafter acquired by the Company or any Guarantor under any written agreement granting any right to use any Copyright or Copyright registration.

“Copyrights” means all of the following now owned or hereafter adopted or acquired by any Grantor: (a) all United States copyrights (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; and (b) all reissues, extensions or renewals thereof.

“Copyright Security Agreements” means the Copyright Security Agreements dated the date hereof made in favor of Trustee, on behalf of the Secured Parties, by each applicable Grantor, as from time to time amended, restated, supplemented or otherwise modified.

“Credit Security Agreement” means (i) the Security Agreement, dated as of the date hereof, among the Grantors party thereto and the Agent and (ii) any similar Credit Agreement Security Document securing the Credit Agreement Obligations, in each case, as from time to time amended, restated, supplemented or otherwise modified.

“Foreign” means, as to any Person, a Person which is not created or organized under the laws of the United States of America, or any of its states or the District of Columbia.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Intercreditor Provisions of the Indenture” means Article 10 of the Indenture as in effect from time to time.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by the Company or any Guarantor.

“Patent License” means rights under any written agreement now owned or hereafter acquired by the Company or any Guarantor granting any right with respect to any invention on which a Patent is in existence.

“Patents” means all of the following in which any Grantor now holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or of any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

“Patent Security Agreements” means the Patent Security Agreements dated the date hereof made in favor of Trustee, on behalf of the Secured Parties, by each applicable Grantor, as from time to time amended, restated, supplemented or otherwise modified.

“Stock” means all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

“Termination Date” means the date on which all principal of, accrued and unpaid interest and premium and Liquidated Damages (as defined in the Indenture) on the Notes are paid in full and all other Note Obligations, that are due and payable at or prior to the time such principal, accrued and unpaid interest and premium and Liquidated Damages, if any, are paid in full, are paid in full.

“Trademark License” means rights under any written agreement now owned or hereafter acquired by the Company or any Guarantor granting any right to use any Trademark.

“Trademarks” means all of the following now owned or hereafter adopted or acquired by any Grantor: (a) all United States trademarks, trade names, corporate names, business names, trade styles, service marks, logos, internet domain names, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

“Trademark Security Agreements” means the Trademark Security Agreements dated the date hereof made in favor of Trustee, on behalf of the Secured Parties, by each applicable Grantor, as from time to time amended, restated, supplemented or otherwise modified.

2.                                       GRANT OF LIEN.

(a)                                  To secure the prompt and complete payment, performance and observance of all of the Note Obligations, each Grantor hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to Trustee, for the benefit of the Secured Parties, a Lien upon all of its right, title and interest in, to and under all personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade names, styles or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which being hereinafter collectively referred to as the “Collateral”), including:

(i)                                     all Accounts;

(ii)                                  all Chattel Paper;

(iii)                               all Documents;

(iv)                              all General Intangibles (including payment intangibles and Software);

(v)                                 all Goods (including Inventory, Equipment and Fixtures);

(vi)                              all Instruments;

(vii)                           all Investment Property (except for Stock of any Subsidiary pledged pursuant to the Pledge Agreement);

(viii)                        all Deposit Accounts, of any Grantor, and all other bank accounts and all deposits therein;

(ix)                                all money, cash or cash equivalents of any Grantor;

(x)                                   all Supporting Obligations and Letter-of-Credit Rights of any Grantor;

(xi)                                the commercial tort claims (i) in respect of the Proctor & Gamble lawsuit Civil Action No. 02 Civ. 8046 (WHP) and (ii) those identified in a written notice to Trustee by any Grantor pursuant to Section 5(a)(viii); and

(xii)                             to the extent not otherwise included, all Proceeds, tort claims, insurance claims and other rights to payments not otherwise included in the foregoing and products of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing.

provided, however, that notwithstanding any of the other provisions set forth in this Section 2 or any other provision herein, this Agreement shall not constitute a grant of a security interest in, and “Collateral” shall not include, (i) any property to the extent and only for so long as that a grant of a security interest therein (x) is prohibited by any requirements of law of a Governmental Authority, (y) requires a consent not obtained of any Governmental Authority pursuant to such requirement of law or (z) is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any Investment Property,  any applicable shareholder or similar agreement, except to the extent that such requirement of law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law; provided, that immediately upon the ineffectiveness, lapse or termination of any such document, agreement or provision, the Collateral shall include, and such Grantor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect; (ii) any “intent-to-use” based application for a United States Trademark until such time that a statement of use has been filed with the United States Patent and Trademark Office; and (iii) Excluded Note Assets.

(b)                                 In addition, to secure the prompt and complete payment, performance and observance of the Note Obligations, each Grantor hereby grants to Trustee, for the benefit of Secured Parties, a right of setoff against the property of such Grantor held by Trustee, consisting of property described above in Section 2(a) now or hereafter in the possession or custody of or in transit to Trustee, for any purpose, including safekeeping, collection or pledge, for the account of such Grantor, or as to which such Grantor may have any right or power.  Trustee agrees that it shall not exercise any such right unless an Event of Default has occurred and is continuing.

3.                                       TRUSTEE’S RIGHTS: LIMITATIONS ON TRUSTEE’S OBLIGATIONS.

(a)                                  It is expressly agreed by Grantors that, anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of its contracts and each of its Licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder.  The Trustee shall not have any obligation or liability under any contract or License by reason of or arising out of this Security Agreement or the granting herein of a Lien thereon or the receipt by Trustee of any payment relating to any contract or License pursuant hereto.  The Trustee shall not be required or obligated in any manner to perform or fulfill any of the obligations of any Grantor under or pursuant to any contract or License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any contract or License, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(b)                                 Subject to the Intercreditor Provisions of the Indenture, (i) Trustee may at any time after an Event of Default has occurred and is continuing without prior notice to any Grantor, notify any Account Debtor and other Persons obligated on the Collateral that Trustee has a security interest therein, and that payments shall be made directly to Trustee and (ii) upon the request of Trustee after an Event of Default has occurred and is continuing, each Grantor shall so notify any Account Debtor or other Persons obligated on Collateral.  Once any such notice has been given to any Person obligated on the Collateral, the affected Grantor shall not give any contrary instructions to such Account Debtor or other Person until such Event of Default has been cured or waived without Trustee’s prior written consent.

(c)                                  Trustee may verify the validity, amount or any other matter relating to Accounts or Inventory in accordance with the provisions of the Indenture.

4.                                       REPRESENTATIONS AND WARRANTIES.  Each Grantor represents and warrants that:

(a)                                  Each Grantor has rights in and the power to grant a security interest in the Collateral upon which it purports to grant a Lien hereunder free and clear of any and all Liens other than Permitted Liens.

(b)                                 No effective security agreement, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed (i) by any Grantor in favor of Trustee pursuant to this Security Agreement, and (ii) in connection with any other Permitted Liens.

(c)                                  This Security Agreement is effective to create a valid and continuing Lien on and, upon the filing of the appropriate financing statements listed on Schedule I hereto and the filing of the Trademark Security Agreements in the PTO, the Patent Security Agreements in the PTO and the Copyright Security Agreements in the United States Copyright Office, a perfected Lien in favor of Trustee, for the benefit of Secured Parties, on the Collateral with respect to which a Lien may be perfected by filing pursuant to the Code.  Such Lien is prior to all other Liens, except Permitted Liens that would be prior to Liens in favor of Trustee for the benefit of the Secured Parties as a matter of law or pursuant to the Intercreditor Provisions of the Indenture and is enforceable as such as against any and all creditors of and purchasers from any Grantor (other than purchasers and lessees of Inventory in the ordinary course of business), all action by any Grantor necessary or desirable to protect (subject to the filings by Trustee referred to in the first sentence of this paragraph) and perfect such Lien on each item of the Collateral has been duly taken.

(d)                                 As of the Closing Date, Schedule II hereto lists all Instruments (other than checks received in the ordinary course of business), Letter of Credit Rights (other than Letter of Credit Rights to support Accounts which are owing by Foreign Persons and Chattel Paper of all Grantors (other than those the outstanding face amount of which does not exceed $250,000 in the aggregate).  All action by any Grantor necessary or desirable to protect and perfect the Lien of Trustee on each item set forth on Schedule II (including the delivery of all originals thereof to Trustee on and after the Transfer Date (as defined below) and the legending of all Chattel Paper as required by Section 5(a) hereof) has been duly taken.  The Lien of Trustee, for the benefit of Secured Parties, on the Collateral listed on Schedule II hereto is prior to all other Liens, except Permitted Liens that would be prior to Liens in favor of Trustee for the benefit of the Secured Parties as a matter of law or pursuant to Intercreditor Provisions of the Indenture, and is enforceable as such against any and all creditors of and purchasers from any Grantor.

(e)                                  Each Grantor’s name as it appears in official filings in the state of its incorporation or other organization, the type of entity of each Grantor (including corporation, partnership, limited partnership or limited liability company), organizational identification number issued by each Grantor’s state of incorporation or organization or a statement that no such number has been issued, each Grantor’s state of organization or incorporation, the location of each Grantor’s chief executive office, principal place of business, offices, all warehouses and premises where Collateral is stored or located, and the locations of its books and records concerning the Collateral are set forth on Schedule III-A, Schedule III-B, Schedule III-C, Schedule III-D, Schedule III-E Schedule III-F, Schedule III-G, Schedule III-H, Schedule III-I, Schedule III-J, and Schedule III-K, respectively, hereto.  Each Grantor has only one state of incorporation or organization.

(f)                                    As of the Closing Date, Schedule III-A, Schedule III-B, Schedule III-C, Schedule III-D, Schedule III-E, Schedule III-F, Schedule III-G, Schedule III-H, Schedule III-I, Schedule III-J, and Schedule III-K, hereto, and such other locations as may be disclosed by the Company to Trustee in writing, after the date hereof until the Transfer Date, to the extent such disclosure is required under the Credit Security Agreement, lists all Inventory located at the applicable Grantor’s locations.  With respect to such Inventory, (i) no Inventory is now, or shall at any time or times hereafter until the Transfer Date be stored at any other location unless each applicable Grantor concurrently therewith obtains, to the extent such corresponding instruments are required under the Credit Security Agreement, if any, in connection with the security interests granted or contemplated therein, bailee, landlord and mortgagee agreements in connection with the security interests granted or contemplated herein, (ii) the applicable Grantor has good, indefeasible and merchantable title to such Inventory and such Inventory is not subject to any Lien or security interest or document whatsoever except for the Lien granted to Trustee, for the benefit of Secured Parties, and except for Permitted Liens, (iii) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party upon sale or disposition of that Inventory or the payment of any monies to any third party upon such sale or other disposition (other than those consents which have been obtained or otherwise have been disclosed to the Credit Agreement Agent), and (iv) the completion of manufacture, sale or other disposition of such Inventory by Trustee following an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which any Grantor is a party or to which such property is subject (other than those consents which have been obtained or otherwise disclosed to the Credit Agreement Agent); provided, however, the representations and warranties set forth in clauses (i), (iii) and (iv) above shall only be applicable to the extent substantially similar corresponding representations and warranties are contained in the Credit Security Agreement.

(g)                                 As of the date hereof, no Grantor has any interest in, or title to, any Patent, Trademark or Copyright except as set forth in Schedule IV hereto.  This Security Agreement is effective to create a valid and continuing Lien on and, upon filing of the Copyright Security Agreements with the United States Copyright Office and filing of the Patent Security Agreements and the Trademark Security Agreements with the United State Patent and Trademark Office, perfected Liens in favor of Trustee on each Grantor’s registered Patents, Trademarks and Copyrights existing in the United States and such perfected Liens are enforceable as such as against any and all creditors of and purchasers from any Grantor.  Upon filing of the Copyright Security Agreements with the United States Copyright Office and filing of the Patent Security Agreements and the Trademark Security Agreements with the United State Patent and Trademark Office and the filing of appropriate financing statements listed on Schedule I hereto, all action necessary or desirable to protect and perfect Trustee’s Lien on each Grantor’s registered Patents, Trademarks or Copyrights existing in the United States shall have been duly taken.

(h)                                 No asset which is excluded as “Collateral” pursuant to clauses (i) and (ii) of the proviso in Section 2(a) is material to the business, operations, assets, property or financial condition of any Grantor.

5.                                       COVENANTS.  Each Grantor covenants and agrees with Trustee, for the benefit of Secured Parties, that from and after the date of this Security Agreement and until the Termination Date:

(a)                                  Further Assurances: Pledge of Instruments; Chattel Paper.

(i)                                     At any time and from time to time, upon the written request of Trustee and at the sole expense of Grantors, each Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as Trustee may deem desirable, to obtain the full benefits of this Security Agreement and of the rights and powers herein granted, including filing any financing or continuation statements under the Code with respect to the Liens granted hereunder or under any Note Security Document.

(ii)                                  Unless Agent or Trustee, as applicable, shall otherwise consent in writing (which consent may be revoked), each Grantor shall deliver to Agent until the Discharge of Credit Agreement Indebtedness and release of Liens, in whole, in respect of any Additional First Lien Obligations, if any (such date, the “Transfer Date”), at which time, each Grantor shall deliver to Trustee, all Collateral consisting of negotiable Documents, certificated securities (other than Stock of any Subsidiary of any Grantor pledged to Trustee pursuant to the Pledge Agreement, dated as of the date hereof (the “Pledge Agreement”), among the pledgors named therein and the Trustee), Chattel Paper and Instruments (other than those the fair market value of which, in the case of certificated securities or outstanding face amount of which, in the case of Chattel Paper and Instruments, is less than $250,000 in the aggregate and in each case, accompanied by stock powers, allonges or other instruments of transfer executed in blank) promptly after such Grantor receives the same, provided, however, that no Grantor shall be required to deliver (a) any checks received in the ordinary course of business by such Grantor, (b) the shares of Kmart Corporation common stock awarded to any Grantor in connection with the bankruptcy proceeding, provided that such stock is sold by such Grantor within ninety

(90) days of receipt thereof by such Grantor, or (c) any securities of customers of any Grantor received by any Grantor in lieu of cash payments in the event any customer of such Grantor is deemed, in the reasonable judgment of such Grantor, to be in a reorganization or unable to make a timely cash payment on indebtedness of such customer owing to it, provided such securities are sold within ninety (90) days of receipt thereof by such Grantor and such Grantor has paid no new consideration (other than the forgiveness of indebtedness or other obligations) therefor.

(iii)                               Each Grantor shall, to the extent required to do so under the Credit Agreement prior to the Transfer Date, obtain or use its commercially reasonable efforts to obtain waivers or subordinations of Liens from landlords and mortgagees and signed acknowledgements of Trustee’s Liens from bailees having possession of any Grantor’s Goods that they hold for the benefit of the Agent and the Trustee.

(iv)                              If any Grantor is required by the terms of the Credit Security Agreement, and such requirement is not waived by Agent in writing (which waiver may be revoked), to obtain authenticated Control Letters from each issuer of uncertificated securities, securities intermediary, or commodities intermediary issuing or holding any financial assets or commodities to or for any Grantor, then such Grantor will concurrently obtain authenticated Control Letters for the Trustee with respect to such uncertificated securities, financial assets or commodities for the benefit of Secured Parties.

(v)                                 If the Grantors collectively are or become the beneficiaries of letters of credit (other than (a) letters of credit to support Accounts which are owing by Foreign Persons) and (b) letters of credit the outstanding face amount of which is less than $250,000 in the aggregate), each Grantor shall promptly, and in any event within five (5) Business Days after becoming a beneficiary, notify Trustee thereof and enter into a tri-party agreement with Trustee and the issuer and/or confirmation bank with respect to Letter-of-Credit Rights assigning such Letter-of-Credit Rights to Trustee and directing all payments thereunder in accordance with the Intercreditor Provisions of the Indenture, all in form and substance reasonably satisfactory to Trustee.

(vi)                              Each Grantor shall take all steps necessary to grant the Agent and, on and after the Transfer Date, the Trustee control of all electronic chattel paper in accordance with the Code and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

(vii)                           Each Grantor hereby irrevocably authorizes the Trustee at any time and from time to time to file in any filing office any initial financing statements and amendments thereto, without the applicable Grantor’s signature, that (a) indicate the Collateral (i) as “all assets” or “all property” of such Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Code or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates.  Each Grantor agrees to furnish any such information to the Trustee promptly upon request.

(viii)                        Each Grantor shall promptly, and in any event within five (5) Business Days after the same is acquired by it, notify Trustee of any commercial tort claim (as defined in the Code) acquired by it (other than those commercial tort claims for which the amount of such claims is less than $250,000), and unless otherwise consented by Agent under the Credit Security Agreement in connection with the security interests granted in such commitment tort claim prior to the Transfer Date or by the Trustee, on and after the Transfer Date, such Grantor shall enter into a supplement in form and substance reasonably satisfactory to the Trustee on and after the Transfer Date, and prior to the Transfer Date, in substantially the same form as the supplement to the Credit Security Agreement, to this Security Agreement, in each case, granting to Trustee a Lien in such commercial tort claim.

(b)                                 Maintenance of Records.  Grantors shall keep and maintain, at their own cost and expense, satisfactory and complete records of the Collateral in all material respects, including a record of any and all payments received and any and all credits granted with respect to the Collateral and all other dealings with the Collateral.  Grantors shall mark their books and records pertaining to the Collateral to evidence this Security Agreement and the Liens granted hereby.  If any Grantor retains possession of any Chattel Paper or Instruments with Agent’s consent and on and after the Transfer Date, the Trustee’s consent, such Chattel Paper and Instruments shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of Wells Fargo Bank Minnesota, National Association, as Trustee under the Indenture, dated February 19, 2004, among Playtex Products, Inc., the Guarantors named therein, and the Trustee.”

(c)                                  Covenants Regarding Patent, Trademark and Copyright Collateral.

(i)                                     Grantors shall notify Trustee within thirty (30) Business Days if they know or have reason to know that any application or registration relating to any material Patent, Trademark or Copyright (now or hereafter existing) may become abandoned or dedicated to the public domain, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court but excluding any non-final determinations of the United States Patent and Trademark Office) regarding any Grantor’s ownership of any material Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

(ii)                                  If any Grantor, either itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency, Grantor shall within thirty (30)

Business Days of such filing give the Trustee notice thereof and upon request of Trustee shall execute and deliver any and all Patent Security Agreements, Copyright Security Agreements or Trademark Security Agreements as Trustee may request to evidence Trustee’s Lien on such Patent, Trademark or Copyright, and the General Intangibles of such Grantor relating thereto or represented thereby.

(iii)                               Grantors shall take all commercially reasonable actions necessary or requested by Trustee to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of the Patents, Trademarks and Copyrights (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings, unless the applicable Grantor shall determine that such Patent, Trademark or Copyright is not material to the conduct of its business.

(iv)                              In the event that any material Patent, Trademark or Copyright Collateral is infringed upon, or misappropriated or diluted by a third party, such Grantor shall comply with Section 5(a)(viii) of this Security Agreement.  Such Grantor shall, unless such Grantor shall reasonably determine that such Patent, Trademark or Copyright Collateral is in no way material to the conduct of its business or operations, shall take such actions as Grantor shall deem appropriate under the circumstances to protect such Patent, Trademark or Copyright Collateral, including suing for infringement, misappropriation or dilution and recovering any and all damages for such infringement, misappropriation or dilution.

(d)                                 Indemnification.  In any suit, proceeding or action brought by Trustee relating to any Collateral for any sum owing with respect thereto or to enforce any rights or claims with respect thereto, each Grantor will save, indemnify and keep Trustee harmless from and against all expense (including reasonable attorneys’ fees and expenses), loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the Account Debtor or other Person obligated on the Collateral, arising out of a breach by any Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from such Grantor, except in the case of Trustee, to the extent such expense, loss, or damage is attributable solely to the gross negligence or willful misconduct of Trustee as finally determined by a court of competent jurisdiction. All such obligations of Grantors shall be and remain enforceable against and only against Grantors and shall not be enforceable against Trustee.

(e)                                  Compliance with Terms of Accounts, etc.  In all material respects, each Grantor will perform and comply with all obligations in respect of the Collateral and all other agreements to which it is a party or by which it is bound relating to the Collateral.

(f)                                    Limitation on Liens on Collateral.  No Grantor will create, permit or suffer to exist, and each Grantor will defend the Collateral against, and take such other action as is necessary to remove, any Lien on the Collateral except Permitted Liens, and will defend the right, title and interest of Trustee in and to any of such Grantor’s rights under the Collateral against the claims and demands of all Persons whomsoever, in each case, except as otherwise provided in the Intercreditor Provisions of the Indenture.

(g)                                 Limitations on Disposition.  No Grantor will sell, license, lease, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so except as permitted by the Indenture (including the Intercreditor Provisions of the Indenture and Section 11.04 thereof).

(h)                                 Further Identification of Collateral.  Grantors will, if so requested by Trustee, furnish to Trustee, as often as Trustee requests, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Trustee may reasonably request, all in such detail as Trustee may specify.

(i)                                     Notices.  Grantors will advise Trustee promptly, in reasonable detail, (i) of any Lien (other than Permitted Liens) or claim made or asserted against any of the Collateral, and (ii) of the occurrence of any other event which would have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereunder or under any Note Security Document .

(j)                                     No Reincorporation.  Without limiting the limitations, if any, on mergers involving the Grantors contained in the Indenture, no Grantor shall reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date hereof without giving at least 30 days prior notice to Trustee.

(k)                                  Terminations; Amendments Not Authorized.  Until the Termination Date, each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of Trustee and agrees that it will not do so without the prior written consent of Trustee, subject to such Grantor’s rights under Section 9-509(d)(2) of the Code, and in accordance with the Intercreditor Provisions of the Indenture and Section 11.04 of the Indenture.

(l)                                     Authorized Terminations.  Trustee will promptly deliver to each Grantor for filing or authorize each Grantor to prepare and file termination statements and releases in accordance with the Indenture including the Intercreditor Provisions of the Indenture and Section 11.04 thereof.

6.                                       TRUSTEE’S APPOINTMENT AS ATTORNEY-IN-FACT.

On the Closing Date, each Grantor shall execute and deliver to Trustee a power of attorney (the “Power of Attorney”) substantially in the form attached hereto as Exhibit A.  The power of attorney granted pursuant to the Power of Attorney is a power coupled with an interest and shall be irrevocable until the Termination Date.  The powers conferred on Trustee, for the benefit of Secured Parties, under the Power of Attorney are solely to protect Trustee’s interests (for the benefit of Secured Parties) in the Collateral and shall not impose any duty upon Trustee to exercise any such powers.  Trustee agrees that (a) except for the powers granted in clause (h) of the Power of Attorney, it shall not exercise any power or authority granted under the Power of Attorney unless an Event of Default has occurred and is continuing; (b) Trustee shall account for any moneys received by Trustee in respect of any foreclosure on or disposition of Collateral pursuant to the Power of Attorney provided that Trustee shall not have any duty as to any Collateral, and Trustee shall be accountable only for amounts that they actually receive as a result of the exercise of such powers; and (c) its exercise of any powers or authority under the

Power of Attorney is subject to the Intercreditor Provisions of the Indenture.  TRUSTEE NOR ANY OF ITS RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL BE RESPONSIBLE TO ANY GRANTOR FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR OTHERWISE, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION, NOR FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

7.                                       REMEDIES:  RIGHTS UPON DEFAULT.  Except as otherwise provided in the Intercreditor Provisions of the Indenture:

(a)                                  In addition to all other rights and remedies granted to it under this Security Agreement, the Indenture, any Note Security Document and under any other instrument or agreement securing, evidencing or relating to any of the Note Obligations, if any Event of Default shall have occurred and be continuing, Trustee may exercise all rights and remedies of a secured party under the Code.  Without limiting the generality of the foregoing, each Grantor expressly agrees that in any such event Trustee, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon such Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code and other applicable law), may forthwith enter upon the premises of such Grantor where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving such Grantor or any other Person notice and opportunity for a hearing on Trustee’s claim or action and may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, license, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange at such prices as it may deem acceptable, for cash or on credit or for future delivery without assumption of any credit risk.  Trustee shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of Trustee, the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption each Grantor hereby releases.  Such sales may be adjourned and continued from time to time with or without notice.  Trustee shall have the right to conduct such sales on any Grantor’s premises or elsewhere and shall have the right to use any Grantor’s premises without charge for such time or times as Trustee deems necessary or advisable.

If any Event of Default shall have occurred and be continued, each Grantor further agrees, at Trustee’s request, to assemble the Collateral and make it available to Trustee at a place or places designated by Trustee which are reasonably convenient to Trustee and such Grantor, whether at such Grantor’s premises or elsewhere.  Until Trustee is able to effect a sale, lease, or other disposition of Collateral, Trustee shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by Trustee.  Trustee shall have no obligation to any Grantor to maintain or preserve the rights of such Grantor as against third parties with respect to Collateral while Collateral is in the possession of Trustee.  Trustee may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of Trustee’s remedies (for the benefit of Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.  Trustee shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale to the Note Obligations as provided in the Indenture, and only after so paying over such net proceeds, and after the payment by Trustee of any other amount required by any provision of law, need Trustee account for the surplus, if any, to any Grantor.  To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against Trustee arising out of the repossession, retention or sale of the Collateral except such as arise solely out of the gross negligence or willful misconduct of Trustee as finally determined by a court of competent jurisdiction.  Each Grantor agrees that ten (10) days prior notice by Trustee of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters.  Grantors shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Obligations, including any attorneys’ fees and other expenses incurred by Trustee to collect such deficiency.

(b)                                 Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

(c)                                  To the extent that applicable law imposes duties on the Trustee to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees to the extent it may do so under applicable law that it is not commercially unreasonable for the Trustee (i) to fail to incur expenses reasonably deemed significant by the Trustee to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as the Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Trustee against risks of loss, collection or disposition of Collateral or to provide to the Trustee a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Trustee, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Trustee in the collection or disposition of any of the Collateral.  Each Grantor acknowledges that the purpose of this Section 7(c) is to provide non-exhaustive indications of what actions or omissions by the Trustee would not be commercially unreasonable in the Trustee’s exercise of remedies against the Collateral and that other actions or omissions by the Trustee shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 7(c).  Without limitation upon the foregoing, nothing contained in this Section 7(c) shall be construed to grant any rights to any Grantor or to impose any duties on Trustee that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 7(c).

(d)                                 The Trustee shall not be required to make any demand upon, or pursue or exhaust any of their rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Note Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof.  The Trustee shall not be required to marshal the Collateral or any guarantee of the Note Obligations or to resort to the Collateral or any such guarantee in any particular order, and all of its and their rights hereunder or under any other Note Security Document shall be cumulative.  To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Trustee, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise.

8.                                       GRANT OF LICENSE TO USE INTELLECTUAL PROPERTY COLLATERAL.  Solely for the purpose of enabling Trustee to exercise rights and remedies under Section 7 hereof (including, without limiting the terms of Section 7 hereof, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell, liquidate or otherwise dispose of Collateral) at such time as Trustee shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to Trustee, for the benefit of Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense any Intellectual Property and all registered and unregistered U.S. and foreign patents, trademarks, copyrights, applications therefor and licenses with respect thereto and tradenames, trade secrets, servicemarks and know-how, manufacturing processes and formulas now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, provided that Trustee agrees to pay and remit any royalty payments which may be owed under any License as a result of Trustee’s exercise of rights and remedies under Section 7 hereof.  Trustee shall only exercise its rights pursuant to the foregoing license upon the occurrence and continuation of an Event of Default and subject to the Intercreditor Provisions of the Indenture.

9.                                       LIMITATION ON TRUSTEE’S DUTY IN RESPECT OF COLLATERAL.  Trustee shall use reasonable care with respect to the Collateral in its possession or under its control.  Trustee shall not have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of Trustee, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

10.                                 REINSTATEMENT.  This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Note Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Note Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Note Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

11.                                 NOTICES.  Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Security Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Indenture.

12.                                 SEVERABILITY.  Whenever possible, each provision of this Security Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Security Agreement.  This Security Agreement is to be read, construed and applied together with the Indenture and the other Note Security Documents which, taken together, set forth the complete understanding and agreement of Trustee and Grantors with respect to the matters referred to herein and therein.

13.                                 NO WAIVER; CUMULATIVE REMEDIES.  Trustee shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Trustee and then only to the extent therein set forth.  A waiver by Trustee of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Trustee would otherwise have had on any future occasion.  No failure to exercise nor any delay in exercising on the part of Trustee, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.  Except as otherwise provided in the Intercreditor Provisions of the Indenture or Section 11.04 of the Indenture, none of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Trustee and Grantors.

14.                                 LIMITATION BY LAW.  All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

15.                                 TERMINATION AND RELEASES

(a)                                  Subject to Section 10 hereof, this Security Agreement shall terminate upon the Termination Date.  On the Termination Date, Trustee shall, at the sole expense of the Grantors, take all actions and deliver releases of the security interests granted hereby at the request of any Grantor.

(b)                                 Each Grantor shall automatically be released from its obligations hereunder and the security interests in the Collateral of such Grantor shall be automatically released (i) upon the consummation of any transaction expressly permitted by the Indenture (and which would not result in an Event of Default) as a result of which such Grantor ceases to be a Subsidiary of the Company, or (ii) otherwise as is permitted in accordance with the terms of the Indenture including the Intercreditor Provisions of the Indenture and provisions of Section 11.04 thereof.

(c)                                  Upon any sale or other transfer by any Grantor of any Collateral that is expressly permitted under the Indenture (and which would not result in an Event of Default) to any Person that is not a Grantor, or upon any release of the security interest granted hereby as is permitted the security interest in such Collateral shall be automatically released, in accordance with the terms of the Indenture including the provisions of Section 11.04 thereof and the Intercreditor Provisions of the Indenture.

(d)                                 In connection with any release of the security interests in any Collateral of a Grantor pursuant to paragraph (b) or (c) of this Section 15, the Trustee shall execute and deliver to such Grantor at such Grantor’s sole expense all documents that such Grantor shall reasonably request to evidence such release.  Any execution and delivery of documents pursuant to this Section 15 shall be without recourse to or warranty by the Trustee.

16.                                 SUCCESSORS AND ASSIGNS.  This Security Agreement and all obligations of Grantors hereunder shall be binding upon the successors and assigns of each Grantor (including any debtor-in-possession on behalf of such Grantor) and shall, together with the rights and remedies of Trustee, for the benefit of Secured Parties, hereunder, inure to the benefit of Secured Parties, all future holders of any instrument evidencing any of the Note Obligations and their respective successors and assigns.  No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Note Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to Trustee, for the benefit of Secured Parties, hereunder.  No Grantor may assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Security Agreement.

17.                                 COUNTERPARTS.  This Security Agreement may be authenticated in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.  This Security Agreement may be authenticated by manual signature, facsimile or, if approved in writing by Trustee, electronic means, all of which shall be equally valid.

18.                                 GOVERNING LAW.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE INDENTURE OR NOTE SECURITY DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS SECURITY AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.  EACH GRANTOR HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN GRANTORS AND TRUSTEE PERTAINING TO THIS SECURITY AGREEMENT OR ANY OF THE OTHER NOTE SECURITY DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OF THE OTHER NOTE SECURITY DOCUMENTS, PROVIDED, THAT TRUSTEE AND GRANTORS ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY, AND, PROVIDED, FURTHER, NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE TRUSTEE FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE NOTE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF TRUSTEE.  EACH GRANTOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH GRANTOR HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.  EACH GRANTOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH GRANTOR AT THE ADDRESS SET FORTH IN THE INDENTURE.

19.                                 WAIVER OF JURY TRIAL.  BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT DISPUTES ARISING HEREUNDER OR RELATING HERETO BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF

ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG TRUSTEE AND GRANTORS ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED IN CONNECTION WITH, THIS SECURITY AGREEMENT OR ANY OF THE OTHER NOTE SECURITY DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO.

20.                                 SECTION TITLES.  The Section titles contained in this Security Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

21.                                 NO STRICT CONSTRUCTION.  The parties hereto have participated jointly in the negotiation and drafting of this Security Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Security Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Security Agreement.

22.                                 ADVICE OF COUNSEL.  Each of the parties represents to each other party hereto that it has discussed this Security Agreement and, specifically, the provisions of Section 18 and Section 19, with its counsel.

23.                                 BENEFIT OF SECURED PARTIES.  All Liens granted or contemplated hereby shall be for the benefit of Secured Parties, and all proceeds or payments realized from Collateral in accordance herewith shall be applied to the Note Obligations in accordance with the terms of the Indenture including the Intercreditor Provisions of the Indenture.

24.                                 INTERCREDITOR PROVISIONS OF THE INDENTURE. Notwithstanding any other provision of this Agreement, the security interest of the Trustee granted hereunder and the performance by the Trustee of its obligations under this Agreement and the exercise of its rights hereunder is subject in all respects to the Intercreditor Provisions of the Indenture.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

GRANTORS:

PLAYTEX PRODUCTS, INC.
By:	/s/ Glenn A. Forbes
Name:	Glenn A. Forbest
Title:	Executive Vice President and Chief Financial Officer

PLAYTEX MANUFACTURING, INC.

By:	/s/ Glenn A. Forbes
Name:	Glenn A. Forbes
Title:	Executive Vice President and Chief Financial Officer

PLAYTEX SALES & SERVICES, INC.

By:	/s/ Glenn A. Forbes
Name:	Glenn A. Forbes
Title:	Executive Vice President and Chief Financial Officer

PLAYTEX INVESTMENT CORP.

By:	/s/ Glenn A. Forbes
Name:	Glenn A. Forbes
Title:	Executive Vice President and Chief Financial Officer

TH MARKETING CORP.

By:	/s/ Glenn A. Forbes
Name:	Glenn A. Forbes
Title:	Executive Vice President and Chief Financial Officer

Signature Page to Playtex Security Agreement

PLAYTEX INTERNATIONAL CORP.

By:	/s/ Glenn A. Forbes
Name:	Glenn A. Forbes
Title:	Executive Vice President and Chief Financial Officer

SUN PHARMACEUTICALS CORP.

By:	/s/ Glenn A. Forbes
Name:	Glenn A. Forbes
Title:	Executive Vice President and Chief Financial Officer

SMILE-TOTE, INC.

By:	/s/ Glenn A. Forbes
Name:	Glenn A. Forbes
Title:	Executive Vice President and Chief Financial Officer

CAREWELL INDUSTRIES, INC.

By:	/s/ Glenn A. Forbes
Name:	Glenn A. Forbes
Title:	Executive Vice President and Chief Financial Officer

PERSONAL CARE HOLDINGS, INC.

By:	/s/ Glenn A. Forbes
Name:	Glenn A. Forbes
Title:	Executive Vice President and Chief Financial Officer

PERSONAL CARE GROUP, INC.

By:	/s/ Glenn A. Forbes
Name:	Glenn A. Forbes
Title:	Executive Vice President and Chief Financial Officer

Signature Page to Playtex Security Agreement

TRUSTEE:

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Joseph P. O’Donnell
	Name:	Joseph P. O’Donnell
	Title:	Assistant Vice President

Signature Page to Playtex Security Agreement